SECURITIES AND EXCHANGE COMMISSION
                         	Washington, D.C.  20549

                                  FORM 8-K

                              	CURRENT REPORT

   Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

                            	December 23, 1998

                           	ROYAL OAK MINES INC.
	          ------------------------------------------------------
          	(Exact name of registrant as specified in its charter)

                      	Commission File Number 1-4350

ONTARIO, CANADA        			                	98-0160821
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(State or other jurisdiction of        				(I.R.S. Employer Identification
incorporation or organization)	         			No.)

c/o Royal Oak Mines (USA) Inc.
5501 Lakeview Drive
Kirkland,  Washington
U.S.A.                                   		98033
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(Address of principal executive offices)			(Postal/Zip Code)

(425) 822-8992
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Registrant's telephone number, including
area code


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Item 5.   Other Events

On December 23, 1998, the Registrant issued the following press release:

         	FOR  IMMEDIATE  RELEASE  FROM  TORONTO,  CANADA

                         	December 23, 1998


                   	Royal Oak to Restructure Debt

Royal Oak Mines Inc. (TSE and AMEX: RYO) today announced that it will seek to restructure its existing senior debt agreements to achieve greater financial flexibility and a stronger balance sheet in light of historically low commodity prices for gold and copper.

"The Company and its advisors believe this restructuring can be negotiated on a consensual basis," said Margaret K. Witte, President and Chief Executive Officer. "Low commodity prices are reducing cash flow available to service existing debt. This requires that existing interest and principal repayment terms be amended to reflect current circumstances."

The Company has established a deadline of February 15, 1999, to renegotiate the terms of its US$120 million of short-term senior secured debentures, approximately US$26 million in commodity hedge debt, US$175 million of secured notes and Cdn.$19.5 million of equipment loans from the Export Development Corporation. Interest and principal payments on this outstanding debt will be deferred by the Company until February 15.

"There will be no impact on day-to-day operations", said Ms. Witte. "Trade creditors will be paid in the normal course."

Royal Oak Mines is a major North American gold mining company, which together with its predecessors, has produced more than 50 million ounces of gold over a 60-year period. The Company owns and operates the Kemess South Mine in north central British Columbia; the Giant Mine at Yellowknife in the Northwest Territories; and the Pamour and Nighthawk mines near Timmins in Ontario. In September 1997, Royal Oak closed its Hope Brook Mine in Newfoundland after depletion of ore reserves, and in December 1997, the Company closed its high cost Colomac Mine in the Northwest Territories for economic reasons. Both facilities have been placed on care and maintenance.

For further information, contact:

J. Patrick Howe
Howe & Company Inc.
(416) 863-6632
E-mail:  jphowe@howeco.com


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SIGNATURE

Pursuant to the requirements of Section 12 of the Securities
Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

                                                 ROYAL OAK MINES INC.


Date:	December 23, 1998		                        By: /s/ James H. Wood
                                                 ---------------------
 	                                               James H. Wood
                                                 Chief Financial Officer